Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Oscar Health, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 14, 2022

CAPITALG 2015 LP

By: CapitalG 2015 GP LLC
       its General Partner

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

CAPITALG 2015 GP LLC

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

CAPITALG LP

By: CapitalG GP LLC
       its General Partner

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

CAPITALG GP LLC

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

GV 2014, L.P.

By: GV 2014 GP, L.L.C.
       its General Partner

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

GV 2014 GP, L.L.C.

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

VERILY LIFE SCIENCES LLC

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

ALPHABET HOLDINGS LLC

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact

ALPHABET INC.

By:  /s/ Bryan Keighery
Name:  Bryan Keighery
Title:    Attorney-in-fact